UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2012

HERTZ GLOBAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33139	20-3530539
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

225 Brae Boulevard

Park Ridge, New Jersey 07656-0713

(Address of principal executive
offices, including zip code)

(201) 307-2000

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

As previously disclosed on the Form 8-K of Hertz Global Holdings, Inc. (“Hertz Holdings”) filed August 27, 2012, on August 26, 2012, Hertz Holdings entered into an Agreement and Plan of Merger (the “Merger Agreement”) with HDTMS, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Hertz Holdings (“Merger Sub”), and Dollar Thrifty Automotive Group, Inc., a Delaware corporation (“Dollar Thrifty”), pursuant to which Hertz Holdings has agreed to acquire Dollar Thrifty in a two-step transaction involving: (i) first, a tender offer by Merger Sub (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.01 per share, of Dollar Thrifty for $87.50 per share, net to the seller in cash, without interest and less any required withholding taxes; and (ii) second, following consummation of the Offer and subject to the approval of Dollar Thrifty’s stockholders if required by applicable law, the merger (the “Merger”) of Merger Sub with and into Dollar Thrifty, with Dollar Thrifty becoming a wholly-owned subsidiary of Hertz Holdings.

The Merger Agreement provides that, with respect to obtaining antitrust approval of the acquisition, Hertz Holdings is required to, among other actions, divest its Advantage Rent A Car (“Advantage”) business, together with certain additional assets and airport concessions, pursuant to a proposed consent agreement currently under discussion between Hertz Holdings and the United States Federal Trade Commission (the “FTC”); provided, however, that any such divestitures shall be conditioned upon the consummation of the Merger.  To that end, Hertz Holdings has reached a definitive agreement with Adreca Holdings Corp., a subsidiary of Macquarie Capital which is expected to be operated by Franchise Services of North America Inc., an experienced operator of car rental brands, including U-Save Car & Truck Rental®, Rent-a-Wreck of Canada, Practicar and Xpress Rent A Car, providing for the divestiture of its Advantage business (the “Advantage Divestiture”), selected Dollar Thrifty airport concessions and certain other assets, contingent on a successful acquisition of Dollar Thrifty. Hertz Holdings estimates that it would realize a loss (before income taxes) in the range of approximately $30 million to $35 million as a result of the Advantage Divestiture, if such divestiture occurs.  This estimated loss associated with the Advantage Divestiture is preliminary and subject to further adjustment based on a number of factors.

The Advantage divestiture agreement, which has a termination date of December 31, 2012, has been provided to the FTC staff and Hertz Holdings is working with the FTC staff on next steps toward obtaining a final consent order from the FTC in relation to the Offer and the Merger. The agreement for the sale of the Advantage business includes all of the assets the divestiture of which is contemplated in the proposed consent order under discussion with the FTC staff, including certain assets outside the Advantage business.

The foregoing description of (i) the Merger Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Form 8-K of Hertz Holdings filed August 27, 2012 and (ii) the Offer does not purport to be a complete description and is qualified in its entirety by reference to the tender offer statement on Schedule TO filed by Hertz Holdings on September 10, 2012 and related exhibits thereto (as the same may be updated and amended), including the Offer to Purchase attached as Exhibit 99(a)(1)(A) thereto.

Private Offering of Senior Notes and Incremental Term Loans

Hertz Holdings is filing as Exhibit 99.1 hereto a press release issued on October 1, 2012 by Hertz Holdings announcing the proposed private offering by a newly-formed, wholly-owned subsidiary of Hertz Holdings, HDTFS, Inc. (the “Escrow Issuer”), of $600,000,000 aggregate principal amount of senior notes due 2020 and $600,000,000 aggregate principal amount of senior notes due 2022, subject to market and other conditions. The contents of such press release are incorporated by reference in this Item 8.01.

The Hertz Corporation, a wholly owned subsidiary of Hertz Holdings, also expects to incur incremental term loans (the ‘‘Incremental Term Loans’’) under its March 2011 credit agreement that provides for a secured term loan facility (as amended, the ‘‘Senior Term Facility’’). The Incremental Term Loans are currently expected to be incurred in an aggregate principal amount of $750.0 million, and to be secured by the same collateral and generally have the same terms (including the same interest rate margin) as the existing term loans under the Senior Term Facility. The Incremental Term Loans would be drawn in connection with the consummation of the Offer and incurred to, among other things, finance the transactions contemplated by the Merger Agreement.

Hertz Holdings does not expect either of these transactions to affect the timing of the FTC’s decision on the proposed acquisition of Dollar Thrifty.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements.” Examples of forward-looking statements include information concerning Hertz Holdings’ outlook, anticipated revenues and results of operations, as well as any other statement that does not directly relate to any historical or current fact. These forward-looking statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are based on certain assumptions that Hertz Holdings has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors that Hertz Holdings believes are appropriate in these circumstances. We believe these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and our actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative.

Among other items, such factors could include: our ability to obtain regulatory approval for and to consummate an acquisition of Dollar Thrifty, which the Advantage Divestiture is contingent upon; the risk that expected synergies, operational efficiencies and cost savings from a Dollar Thrifty acquisition may not be fully realized or realized within the expected time frame; the risk that unexpected costs will be incurred in connection with the proposed Dollar Thrifty transaction; the retention of certain key employees of Dollar Thrifty may be difficult; the operational and profitability impact of divestitures required to be undertaken to secure regulatory approval for an acquisition of Dollar Thrifty; levels of travel demand, particularly with respect to airline passenger traffic in the United States and in global markets; significant changes in the competitive environment, including as a result of industry consolidation, and the effect of competition in our markets, including on our pricing policies or use of incentives; occurrences that disrupt rental activity during our peak periods; our ability to achieve cost savings and efficiencies and realize opportunities to increase productivity and profitability; an increase in our fleet costs as a result of an increase in the cost of new vehicles and/or a decrease in the price at which we dispose of used vehicles either in the used vehicle market or under repurchase or guaranteed depreciation programs; our ability to accurately estimate future levels of rental activity and adjust the size of our fleet accordingly; our ability to maintain sufficient liquidity and the availability to us of additional or continued sources of financing for our revenue earning equipment and to refinance our existing indebtedness; safety recalls by the manufacturers of our vehicles and equipment; a major disruption in our communication or centralized information networks; financial instability of the manufacturers of our vehicles and equipment; any impact on us from the actions of our licensees, franchisees, dealers and independent contractors; our ability to maintain profitability during adverse economic cycles and unfavorable external events (including war, terrorist acts, natural disasters and epidemic disease); shortages of fuel and increases or volatility in fuel costs; our ability to successfully integrate acquisitions and complete dispositions; our ability to maintain favorable brand recognition; costs and risks associated with litigation; risks related to our indebtedness, including our substantial amount of debt and our ability to incur substantially more debt and increases in interest rates or in our borrowing margins; our ability to meet the financial and other covenants contained in our senior credit facilities, our outstanding unsecured senior notes and certain asset-backed and asset-based funding arrangements; changes in accounting principles, or their application or interpretation, and our ability to make accurate estimates and the assumptions underlying the estimates, which could have an effect on earnings; changes in the existing, or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations where such actions may affect our operations, the cost thereof or applicable tax rates; changes to our senior management team; the effect of tangible and intangible asset impairment charges; the impact of our derivative instruments, which can be affected by fluctuations in interest rates and commodity prices; and our exposure to fluctuations in foreign exchange rates. Additional information concerning these and other factors can be found in our filings and Dollar Thrifty’s filings with the Securities and Exchange Commission (the “SEC”), including our and Dollar Thrifty’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Hertz Holdings therefore cautions you against relying on these forward-looking statements. All forward-looking statements attributable to Hertz Holdings or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and Hertz Holdings undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information

On September 10, 2012, Hertz Holdings filed with the SEC a tender offer statement on Schedule TO regarding the Offer described herein and Dollar Thrifty filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (“Schedule 14D-9”).  Investors and security holders of Dollar Thrifty are strongly advised to read the tender offer statement (as updated and amended) filed by Hertz Holdings with the SEC and Schedule 14D-9 (as updated and amended) filed by Dollar Thrifty with the SEC, because they contain important information that Dollar Thrifty’s stockholders should consider before tendering their shares.  The tender offer statement and other documents filed by Hertz Holdings and Dollar Thrifty with the SEC are available for free at the SEC’s web site (http://www.sec.gov).  Copies of Hertz Holdings’ filings with the SEC may also be obtained by directing a request to Hertz Holdings at (201) 307-2100.  Copies of Dollar Thrifty’s filings with the SEC are also available free of charge on Dollar Thrifty’s website at www.dtag.com or by contacting Dollar Thrifty’s Investor Relations Department at (918) 669-2236.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits. The following Exhibit is filed herewith as part of this report:

Exhibit 99.1	Press Release of Hertz Holdings announcing proposed private offering of $1.2 billion of senior notes, dated October 1, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC.
(Registrant)

By:	/s/ Elyse Douglas
Name:	Elyse Douglas
Title:	Executive Vice President and Chief Financial Officer

Date:  October 1, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Hertz Holdings announcing proposed private offering of $1.2 billion of senior notes, dated October 1, 2012.